By-Laws
                                         of
                     Alanco Environmental Resources Corporation


                           I.  CORPORATION ARTICLES

1.01 - References Thereto.

     Any reference herein made to the Corporation's Articles will be deemed to refer to its Articles of Incorporation and all Amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates theretofore filed by the Corporation with the Arizona Corporation Commission pursuant to applicable law.

1.02 - Seniority Thereof.

     The Articles will in all respects be considered senior and superior to these By-Laws, with any inconsistency to be resolved in favor of the Articles, and with these By-Laws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.


                          II.  STOCKHOLDERS MEETINGS

2.01 - Annual Meetings.

     Each annual meeting of the stockholders is to be held on the date determined in accordance with the Corporation's Articles of Incorporation, at a time of day and place as determined by the Board of Directors, or in the absence of action by the Board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 2.03 below. If any such annual meeting is for any reason not held on the date determined as aforesaid, a special meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of Directors) may be conducted thereat as at a regular meeting. Any Director elected at any annual meeting or special meeting in lieu of an annual meeting, will continue in office until the election of his/her successor, subject to his/her earlier resignation pursuant to Section 6.01 below.

2.02 - Special Meetings.

     Special meetings of the stockholders may be held whenever and wherever called for by the Chairman of the Board, the President or the Board of Directors, or by the written demand of the holders of 10% of all issued and outstanding shares of the stock, regardless of class. The business which may be conducted at any such special meeting will be confined to the purposes, stated in the notice thereof, and to such additional matters as the Chairman of such meeting may rule to be germane to such purposes.

2.03 - Notices.

     At least twenty (20) days (inclusive of the date of meeting) before the date of any meeting of the stockholders and at the direction of the person or persons calling the meeting, the Secretary of the Corporation will cause a written notice setting forth the time, place and general purposes of the meeting to be deposited in the mail, with postage prepaid, addressed to each stockholder of record at his last address as it then, or on the applicable record date, appears on the Corporation's records. Any stockholder may waive call or notice of any annual, or special meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a stockholder at any such meeting in person or by proxy will automatically

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evidence his/her waiver of call and notice of such meeting ( and any adjournment thereof) unless he/she or his/her proxy is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the stockholders will be necessary if each of them waives the same in writing or by attendance as aforesaid.

2.04 - Registered Stockholders.

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders (and at any adjournment thereof), or stockholders entitled to express written consent to corporate action without a meeting, or in order to make a determination of stockholders for any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any such other action.

     If no record date is fixed for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without meeting, the record dated shall be the time of the day on which the first written consent is served upon an Officer or Director of the Corporation.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments of any such meeting do not exceed sixty (60) days in the aggregate.

2.05 - Voting Record.

     The Officer or Agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the stockholders entitled to vote at a meeting of the stockholders (and at any adjournment thereof), arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

2.06 - Proxies.

     At all meetings of the stockholders (and at any adjournment thereof), any stockholder entitled to vote thereat, may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The burden of proving the validity of any proxy undated, irrevocable, or otherwise contested at any such meeting of the stockholders will rest with the person seeking to exercise the same. A telegram, facsimile or cablegram appearing to have been transmitted by a stockholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

2.07 - Voting.

     Except for the election of Directors (which will be governed by cumulative

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voting pursuant to applicable law) and except as may otherwise be required by the Corporation's Articles, Section 2.08 below, or by applicable statutes, each issued and outstanding share of the Corporation's capital stock (specifically excluding shares held in the treasury of the Corporation) represented at any meeting of the stockholders, in person or by proxy, given pursuant to Section
2.06 above, will be entitled to one vote. Unless otherwise required by the Corporation's Articles or by applicable statutes, any question submitted to the stockholders will be resolved by a majority of the votes cast thereon provided that such votes constitute a majority and the quorum is then present. The voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

2.08 - Voting of Shares by Certain Holders.

     Shares of the Corporation held by another corporation may be voted by such corporation's officer, agent or proxy as its by-laws may prescribe, or in absence of such by-law provision, by any other person designated by resolution of its Board of Directors, and such officer, agent or other person so designated may vote such corporation's shares in this Corporation in person or by proxy appointed by him.

     Shares held by an administrator, executor, guardian or conservator may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(1) If only one votes, his act binds; (2) If more than one votes, the act of the majority so voting binds all; and (3) If more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the shares in question proportionally.

     Shares standing in the name of a married woman but not also standing in the name of her husband with such a designation of mutual relationship on the certificate, may be voted and all rights incident thereto may be exercised in

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the same manner as if she were unmarried.

     Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

     Shares standing in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the stockholder's meeting and proxy information shall be voted as instructed by the beneficial owners thereof. The foregoing notwithstanding, such shares may be counted as present for purposes of determining the presence of a quorum as stated below. In addition, the Corporation shall rely solely upon the proxy information returned by such broker-dealers regardless of all other proxies purported to be signed by said beneficial owner or requests to vote such shares in person.

2.09 - Quorum.

     At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of all issued and outstanding shares of the Corporation, (including shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the stockholder's meeting and proxy information regardless of whether such beneficial owners have returned proxies or otherwise instructed the broker-dealer as to voting their shares), which would then be entitled to vote, will constitute a quorum of the stockholders for all purposes. In the absence of a quorum, any meeting may be adjourned, from time to time, but any such adjournment shall not exceed sixty (60) days in the aggregate, by its Chairman until a quorum is formed. At any such adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or temporary absence of enough stockholders which leaves less than a quorum present.

2.10 - Election Inspectors.

     The Board of Directors, in advance of any meeting of the stockholders, may appoint an election inspector(s) to act at such meeting (and at any adjournment thereof). If an election inspector(s) is/are not so appointed, the Chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. If appointed, the election inspector(s) (acting through a majority) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all stockholders. No such election inspector(s) need be a stockholder of the Corporation.

2.11 - Organization and Conduct of Meetings.


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     Stockholders meetings will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one or, if not, or if the Chairman of the Board is absent or so requests, then by the Vice-Chairman or if both the Chairman of the Board and the Vice-Chairman are unavailable, then by the President or if Chairman of the Board, Vice-Chairman and President are all unavailable, then by such other officer of the Corporation or such stockholder as may be appointed by the Board of Directors. The Corporation's Secretary will act as Secretary of each meeting of the Stockholders; in his absence the Chairman of the meeting may appoint any person (whether a stockholder or not) to act as Secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all stockholders intending to vote in person, and the filing of all proxies, with the election inspector(s), if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If Directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the Chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

2.12 - Stockholder Approval or Ratification.

     The Board of Directors may submit any contract or act for approval or ratification of the stockholders, either at a duly constituted meeting of the stockholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section 2.03). If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same will be valid and binding upon the Corporation as the act of its stockholders pursuant to Section 2.07.

2.13 - Informalities and Irregularities.

     All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

                            III. BOARD OF DIRECTORS

3.01 - Membership.

     The Board of Directors will be comprised of not less than five (5) nor more than nine (9) members, except when the total number of stockholders of the Corporation is less than three (3) then the number of Directors may be equal to the number of stockholders. Directors of the Corporation need not be stockholders.

     The Board of Directors will have the power and authority to decrease or increase its membership, provided the same falls within the aforesaid limits and to fill any vacancies up to the maximum number of Directors allowed, whether or not such vacancies were created by a resigned Director or a vacant position.


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     The election of the members of the Board of Directors, so slated for election as set forth above, will take place at each regularly scheduled annual meeting of the stockholders, but such election may be held at any other meeting of the stockholders.

3.02 - Regular Meetings.

     A regular annual meeting of the Board of Directors is to be held immediately after each annual meeting of the stockholders at the place at which such stockholders meeting was held. Regular meetings, other than the annual ones, may be held at regular intervals at such places and at such times as the Board of Directors may provide.

3.03 - Special Meetings.

     Special meetings of the Board of Directors may be held whenever and wherever (if within the continental United States) called for by the Chairman of the Board, the President or the number of Directors which would be required to constitute a quorum.

3.04 - Notices.

     No notice need be given of regular meetings of the Board of Directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each Director in person or via mail, facsimile or telegram addressed to him at his latest address or telephone number appearing on the Corporation's records. Notice to any Director of any such special meeting will be deemed given sufficiently in advance when, if given by mail, the same is deposited in the United States mail, with first class or air mail, postage prepaid, at least four days before the meeting date, or if personally delivered or given by facsimile or telegram, the same is handed to the Director, or the facsimile or telegram is sent at least 48 hours prior to the convening of the meeting. Any Director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a Director at any meeting will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of Directors will be necessary if each of them waives the same in writing or by attendance as aforesaid. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

3.05 - Quorum.

     A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors will consist of majority of those then in office.

3.06 - Voting.

     Any question submitted to any meeting or adjourned meeting of the Board of Directors will be resolved by a majority of the votes cast thereon; in case of an equality of votes, the Chairman of the meeting will have a second or deciding vote.

3.07 - Executive Committee.

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     The Board of Directors may, by resolution adopted by a majority of the whole Board, name two or more of its members as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, subject to such limitations as may be included in Board's resolution; provided, however, that such Executive Committee shall not have the authority of the Board of Directors in reference to the following matters: (1) the submission to stockholders of any action that requires the authorization or approval under applicable law; (2) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors; (3) the amendment or repeal of the bylaws, or the adoption of new bylaws; and (4) the fixing of compensation of Directors for serving on the Board or on any Committee of the Board of Directors. A majority of those named to the Executive Committee will constitute a quorum and the Committee may at any time act by the written consent of a quorum thereof, although not formally convened.

3.08 - Other Committees.

     The Board of Directors shall by resolution adopted by a majority of the whole Board, appoint a Compensation/Administration Committee, an Audit Committee and other standing or temporary Committees from its membership and vest such Committees with such powers as the Board may include in its resolution; provided, however, that such Committees shall be restricted in their authority as specifically set forth with respect to the Executive Committee in Section 3.07 above. A majority of those named to any such Committees will constitute a quorum and the Committee may at any time act by the written consent of a quorum thereof, although not formally convened.

3.09 - Presumption of Assent.

     A Director of the Corporation who is present at a meeting of the Board of Directors, or of any Committee, at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent will not be available to a Director who voted in favor of the action.

3.10 - Compensation.

     By resolution of the Board of Directors, each Director may be paid his expenses, if any, for the attendance at each meeting of the Board of Directors or of any Committee, and may be paid a fixed sum for attendance at each such meeting or a stated salary as a Director or Committee member. If a Director also serves the Corporation in another capacity, on a full time basis, and is compensated therefor, then that Director shall not be entitled to receive compensation for attendance at meetings, but shall still be entitled to expenses for such attendance.

3.11 - Action by Directors Without a Meeting.

     Any action required or permitted to be taken at a meeting of the Board of Directors or of a Committee of the Corporation may be taken without a meeting if all Directors or Committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the

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Directors or Committee members of the Corporation.

3.12 - Meetings by Conference Telephone.

     Any member of the Board of Directors or of a Committee of the Corporation may participate in any meeting thereof by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 3.04.


















































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                            IV.  OFFICERS - GENERAL

4.01 - Election of Chief Executive Officer.

     The Board of Directors will elect the Chief Executive Officer of the Corporation who shall also be the Chairman of the Board of Directors or the President. Such election will regularly take place at each annual meeting of the Board of Directors, but maybe held at any other meeting of the Board of Directors. A person elected to the office of Chief Executive Officer will continue to hold this office until the election of his successor, subject to action earlier taken pursuant to Sections 4.04 or 6.01.

4.02 - Appointment  of Additional Officers.

     The Chief Executive Officer will select and the Board of Directors shall appoint the Officers set forth in Section 5. In addition to the Officers contemplated in Section 5, the Chief Executive Officer may select and the Board of Directors shall appoint other corporate Officers (as, for example, one or more Assistant Secretaries) having such authority to perform such duties as may be prescribed from time to time by the Chief Executive Officer, by the President or in the case of Assistant Officers, by his/her or their superior Officers (which, in the foregoing example, would be the Secretary). Each of such Assistant Officers will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of his superior officer in the event of such superior officer's absence or disability.

4.03 - Bonds and Other Requirements.

     The Board of Directors may require any Officer to give bond to the Corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his/her office) and to comply with such other conditions as may from time to time be required of him/her by the Board.

4.04 - Removal or Delegations.

     The Chief Executive Officer may at his sole discretion remove any Officer of the Corporation at any time and with or without cause. In addition, provided that two-thirds (2/3) of the whole membership thereof concurs therein, the Board of Directors may at any time, with or without cause and whenever in its judgment the best interests of the Corporation will be served thereby, remove any Officer, including the Chief Executive Officer, or Agent of the Corporation and declare his Office vacant or temporarily delegate his/her powers and duties to any other Officer or to any Director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an Officer or Agent shall not of itself create contract rights.

4.05 - Salaries.

     The Compensation of the Chief Executive Officer shall be determined and set by the Compensation/Administration Committee. All other Officer salaries shall from time to time be fixed by the Chief Executive Officer. No Officer will be prevented from receiving a salary by reason of the fact that he/she is also a Director of the Corporation.





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                             V.  SPECIFIC OFFICERS

5.01 - Chairman of the Board.

     The Board of Directors may elect a Chairman to serve as a Non-Executive Officer of the Corporation.. The Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board may from time to time delegate to him.

5.02 - Chief Officers.

     The Board of Directors shall elect a Chief Executive Officer who shall also be a Director of the Corporation. The Corporation may also have a Chief Financial Officer who shall also be the Treasurer of the Corporation. The Corporation may also have a Chief Operating Officer who shall also be either the Executive Vice President or President of the Corporation. The Chief Executive Officer shall be the presiding officer over all business affairs of the Corporation, subject only to the direction of the Board of Directors.

5.03 - President.

     The President, in the absence of the Chief Executive Officer, will supervise the business and affairs of the Corporation and the performance by all of its other Officers of their respective duties, subject to the control of the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President will be a proper Officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President may represent the Corporation at any meeting of the stockholders of any other Corporation in which this Corporation then holds shares, and may vote this Corporation's shares in such other corporation in person or by proxy appointed by him, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. The President may designate any Vice President to perform any acts, on behalf of the Corporation, in his place.

5.04 - Vice Presidents.

     One or more Vice Presidents may be selected by the Chief Executive Officer each of whom will be vested with all of the powers and charged with all of the duties (including those herein before specifically set forth) of the President in the event of his absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to him/her by the Board of Directors, Chief Executive Officer, the President or the Executive Vice President, in that order.

5.05 - Secretary.

     The Secretary will keep the minutes of meetings of the stockholders, Board of Directors and any Committee, and all unanimous written consents of the stockholders, Board of Directors and any Committee of the Corporation, see that all notices are duly given in accordance with the provisions of these By-Laws or as required by applicable law, be custodian of the Corporate Seal and Corporate Records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary and each Assistant Secretary will be a proper officer to take charge of the Corporation's stock transfer books, and to

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compile the voting record pursuant to Section 3.06, and to impress the
Corporation's Seal on any instrument signed by a duly authorized or empowered Officer, and to attest to the same.

5.06 - Treasurer.

     The Treasurer, absent the election of a Chief Financial Officer, shall serve as the Chief Financial Officer and will maintain the financial records of the Corporation and supervise all Corporate reporting with any and all government agencies. The Treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories, subject to withdrawal in such manner as may be designated by the Board of Directors and the Chief Executive Officer. The Treasurer will render to the President and to the Directors (at the regular meetings of the Board or whenever they may require), an account of all his/her transactions, as Treasurer, and of the financial condition of the Corporation.

                        VI  RESIGNATIONS AND VACANCIES

6.01 - Resignations.

     Any Director, Committee member or Officer may resign from his office at any time by written notice delivered or addressed to the Corporation at its known place of business. Any such resignation will be effective upon its receipt by the Corporation unless some later time is therein fixed; and then from that time, the acceptance of a resignation will not be required to make it effective.

6.02 - Vacancies.

     If the office of any Director or Committee member becomes vacant by reason of his/her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.


                                  VII.  SEAL

7.01 - Form Thereof.

     The Board of Directors may, if required by applicable Law, provide for a Seal of the Corporation which will have inscribed thereon the name of the Corporation, the state and year of its incorporation.


                    VIII.  CERTIFICATES REPRESENTING SHARES

8.01 - Form Thereof.

     Each certificate representing shares of the Corporation will be in such form as may from time to time be approved by the Board of Directors, will be consecutively numbered and will exhibit such information as may be required by applicable law.

8.02 - Signatures and Seal Thereon.


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     All certificates issued for shares of the Corporation (whether new, reissued or transferred) will bear the signatures of the President or a Vice President, and of the Secretary or an Assistant Secretary, and the impression of the Corporation's Corporate Seal, if any. The signatures of such Officers of the Corporation, and the impression of its Corporate Seal, may be in facsimile form on any certificates which are manually countersigned by an independent transfer agent and/or registered by a registrar duly appointed by the Corporation and other than the Corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office, the unissued certificates may continue to be issued and delivered by the Corporation's transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

8.03 - Ownership.

     The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

8.04 - Transfers.

     Transfers of shares of the Corporation may be made on the stock transfer books of the Corporation only at the direction of the person named in the certificate therefor (or by his duly authorized attorney-in-fact) and upon the surrender of such certificate.

8.05 - Lost Certificates.

     In the event of the loss, theft or destruction of any certificate representing shares of the Corporation or of any predecessor corporation, the Corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his/her ownership of the certificate, as the Corporation considers satisfactory, together with any other facts which the Corporation considers pertinent, and further provided that a bond shall have been provided in form and amount satisfactory to the Corporation (and to its transfer agent and/or registrar, if applicable), unless the shares represented by the certificate lost, stolen or destroyed have at the time of the issuance of the new certificate a market value of $500 or less (as determined by the Corporation on the basis of such information as it may select), in which case the requirements of a bond may be waived. The Corporation may act through its President, any Vice President, its Secretary or its Treasurer for any purpose of this Section 8.05.

                                IX.  DIVIDENDS

9.01 - Dividends.

     Subject to such restrictions or requirements as may be imposed by applicable law or the Corporation's Articles or as may otherwise be binding upon the Corporation, the Board of Directors may from time to time declare and the Corporation may pay dividends on shares of the Corporation outstanding on


                                       By-Laws
                                         of
                     Alanco Environmental Resources Corporation

the dates of record fixed by the Board, to be paid in cash, in property, in shares of the Corporation or in shares of other corporations owned by the Corporation on or as of such payment or distribution dates as the Board may prescribe.


                              X.  INDEMNIFICATION

10.01 - Indemnification.

     Subject to the provisions of Arizona Corporate Law, as amended from time to time, the Corporation does hereby indemnify and hold harmless the Directors and Officers of the Corporation for the performance or failure to perform, as the case may be, any act, which act is not wilfully and/or grossly negligent and which was performed in the best interests of the Corporation at the time said act occurred. This indemnification shall not limit the Corporation's ability provide additional indemnification, under Law, when and if adjudicated.


                                XI.  AMENDMENTS

11.01 - Amendments to By-Laws.

     The By-Laws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new By-Laws may be adopted, at any duly constituted meeting of the stockholders or the Board of Directors (the notice of which meeting either includes mention of the proposed action relative to the By-Laws or is waived pursuant to Section 2.03 or Section 3.04, whichever is applicable) or, alternatively, by unanimous written consent to corporate action without a meeting of the stockholders or the Board of Directors pursuant to Section 3.11. if, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.

           The foregoing By-Laws were adopted by the Board of Directors of the Corporation at a meeting held on the 23rd day of May, 1995.



                                   /s/ Cynthia L. Castellano
                                   ----------------------------
                                   Secretary of the Corporation


                                             (Seal)




Amended 8/15/95
Amended 9/27/95
Amended 2/17/96
Amended 3/13/96
Amended 7/13/96





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